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                                                                     EXHIBIT III

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-77235, 2-77236, 33-5225, 33-29022, 33-33458 and 33-34406) and Form S-3 (Nos. 33-50537,
33-65119, 33-65119(1), 333-21073 and 333-40669) of International Business
Machines Corporation of our report dated January 19, 1998 appearing on page 39 of the 1997 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, N.Y. 10036
March 27, 1998